Exhibit 99.1

AsiaInfo-Linkage Inc. Announces Completion of Merger

BEIJING/SANTA CLARA, Calif. – January 15, 2014 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) (“AsiaInfo-Linkage” or the “Company”), a leading provider of telecommunication software solutions and services in China, today announced the completion of the merger (the “Merger”) contemplated by the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated May 12, 2013, by and among the Company, Skipper Limited (“Parent”) and Skipper Acquisition Corporation (“Merger Sub”). As a result of the Merger, Merger Sub merged with and into the Company, with the Company continuing as the surviving company after the Merger as a wholly owned subsidiary of Parent.

Under the terms of the Merger Agreement, which was approved by the Company’s stockholders at a special meeting held on December 19, 2013, each share of Company common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than the excluded shares and the dissenting shares) was converted into the right to receive US$12.00 in cash without interest. An “excluded share” is a share of Company common stock held (i) in the treasury of the Company or (ii) by Parent or any direct or indirect wholly owned subsidiary of Parent (including Merger Sub) immediately prior to the Effective Time, including each share of Company common stock contributed to Parent by the rollover stockholders in accordance with certain rollover agreements entered into by Parent and the rollover stockholders and each share of Company common stock contributed to Parent by certain other stockholders of the Company in accordance with certain additional rollover agreements. A “dissenting share” is a share of Company common stock held by a stockholder who is entitled to demand and properly demands appraisal of such share pursuant to, and who complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware, as amended.

Stockholders entitled to the merger consideration will receive a letter of transmittal and instructions on how to surrender their stock certificates in exchange for the merger consideration, and should wait to receive the letter of transmittal before surrendering their stock certificates.

The Company requested that trading of its shares of common stock on NASDAQ Stock Market LLC (the “NASDAQ”) be suspended and that the NASDAQ file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister the shares of Company common stock. The Company intends to terminate its reporting obligations under the Securities Exchange Act of 1934, as amended, by promptly filing a Form 15 with the SEC. The Company’s obligation to file with the SEC certain reports and forms will be suspended immediately as of the filing date of the Form 15 and will cease once the deregistration becomes effective.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services to the telecommunications industry. Headquartered in Beijing, AsiaInfo-Linkage employs more than 11,000 professionals worldwide. AsiaInfo-Linkage provides a full suite of business and operational support solutions (BSS/OSS) and associated professional services. AsiaInfo-Linkage’s core Veris product line includes billing and customer care systems that serve nearly a billion subscribers globally – almost one seventh of the world’s population – plus business intelligence, network management and solutions.

AsiaInfo-Linkage’s customers work with it to converge large scale pre- and post-paid mobile operations; improve time to market for new products and services; and develop cost-effective new business models. In China, AsiaInfo-Linkage has more than 50% market share in billing, CRM and business intelligence through its longstanding partnerships with China Mobile, China Unicom and China Telecom. AsiaInfo-Linkage aims to be the leading IT solutions provider to the global telecommunications industry, enabling the Connected Digital Lifestyle, and helping its customers build, maintain, operate and constantly improve their network infrastructure and IT environment.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such forward-looking statements involve inherent risks, uncertainties and assumptions. Further information regarding these and other risks is included in the Company’s filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date of this press release. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For investor and media inquiries, please contact:

In China:

Investor Relations

AsiaInfo-Linkage, Inc.

Email: ir@asiainfo-linkage.com

In the United States:

Mr. Justin Knapp

Ogilvy Financial

Tel: +1-616-551-9714

Email: asia@ogilvy.com